Exhibit 99.1

Kaspien Holdings Inc. Announces
Voluntary Delisting from The Nasdaq Capital Market

SPOKANE, Wash. – May 22, 2023 – Kaspien Holdings Inc. (Nasdaq: KSPN) (“Kaspien” or the “Company”), a leading e-commerce marketplace growth platform, today notified The Nasdaq Stock Market LLC (“Nasdaq”) of the Company’s decision to voluntarily delist its common stock from The Nasdaq Capital Market and its intent to file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about June 1, 2023. As a result, the Company expects the delisting of its common stock to become effective on or about June 12, 2023.

As previously noted on the Company’s Current Report on Form 8-K filed with the SEC on December 15, 2022 and on the Company’s Current Report on Form 8-K filed with the SEC on May 8, 2023, the Company had received written notices from Nasdaq that the Company was not in compliance with the minimum bid price and minimum stockholders’ equity requirements, respectively, for continued listing on The Nasdaq Capital Market.

After careful evaluation of the options available to the Company, the Company’s board of directors (the “Board”) has determined that the voluntary delisting of the Company’s common stock from The Nasdaq Capital Market is in the best interests of the Company and its stockholders. The Board’s decision was based on careful review of several factors, including the likely inability of the Company to regain compliance with the foregoing Nasdaq listing rules and the significant costs associated therewith. In addition, the Board believes a delisting provides the Company and its stockholders lower operating costs and management time commitment for compliance activities.

The Company anticipates that its common stock will be quoted on the OTCQB or other market operated by OTC Markets Group Inc. (the “OTC”), and it intends to take such actions to enable its common stock to be quoted on the OTCQB or on another OTC market so that a trading market may continue to exist for its common stock. There is no guarantee, however, that a broker will continue to make a market in the common stock and that trading of the common stock will continue on an OTC market or otherwise.

At this time, the Company is not taking steps to deregister as a public company under the Securities Exchange Act of 1934.

About Kaspien

Kaspien Holdings Inc. is a leading e-commerce marketplace growth platform, offering an expanding suite of software and services to help brands grow on Amazon, Walmart, Target, eBay, and other online marketplaces. Founded in 1972 as a brick-and-mortar retailer and rebranded as Kaspien in 2020, the Company has spent the last decade building and utilizing proprietary technologies for brand protection, marketing optimization, and fulfillment efficiency to generate rapid revenue growth for its partners. Through innovative strategies and best-in-class technologies, Kaspien has earned the trust of many leading brands, including 3M, Owlet and ZippyPaws. For more information, visit kaspien.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include any statements that are not of historical fact, and may be identified by words such as “intend”, “expect”, “believe”, “anticipate”, “will”, “potential”, “continue”, and similar terms and phrases, including variations and the negatives thereof. These forward-looking statements include, among other things, statements about the quotation of the Company’s common stock on an OTC market platform. Such statements are made based on management’s expectations and beliefs concerning future events and are subject to uncertainties and factors that could cause actual results to differ materially from the results expressed in the statements. The following factors are among those that may cause actual results to differ materially from the Company’s forward-looking statements: risk of disruption of current plans and operations of Kaspien and the potential difficulties in customer, supplier and employee retention; the outcome of any legal proceedings that may be instituted against the Company; the Company’s ability to operate as a going-concern; deteriorating economic conditions and macroeconomic factors; and other risks described in the Company’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

The reader should keep in mind that any forward-looking statement made by us in this press release pertains only as of the date on which we make it. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Contact

Ed Sapienza
Chief Financial Officer
509-202-4261
esapienza@kaspien.com